As filed with the Securities and
Exchange Commission on March 13, 1997.                Registration No. 33-34089
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                        POST-EFFECTIVE AMENDMENT NO. 2

                                      to

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      SHARED MEDICAL SYSTEMS CORPORATION
                      ----------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                                          23-1704148
 ------------------------                      ---------------------------------
 (State of Incorporation)                      (IRS Employer Identification No.)


 51 Valley Stream Parkway, Malvern, Pennsylvania                  19355
 -----------------------------------------------                ----------
    (Address of Principal Executive Offices)                    (Zip Code)



          SHARED MEDICAL SYSTEMS CORPORATION RETIREMENT SAVINGS PLAN
          ----------------------------------------------------------
                                   (FORMERLY
                                   ---------
        SHARED MEDICAL SYSTEMS CORPORATION RETIREMENT AND SAVINGS PLAN)
        ---------------------------------------------------------------
                           (Full Title of the Plan)


                               Terrence W. Kyle
                             Senior Vice President
                      Shared Medical Systems Corporation
                           51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355
                    ---------------------------------------
                    (Name and address of agent for service)

                                (610) 219-6300
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   AMENDMENT

This Post-Effective Amendment is being filed for the purpose of adding the amended and restated text of the plan indicated below as an exhibit to the Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits

           The following exhibit is filed as part of this Registration Statement and shall supersede Exhibit 4 filed with the original Registration Statement, as amended:

Exhibit 4  SMS Retirement Savings Plan (Effective as of January 1, 1995)

                               SIGNATURES

         The Registrant.  Pursuant to the requirements of the Securities Act of
         --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on this 15th day of January, 1997.


                   SHARED MEDICAL SYSTEMS CORPORATION


                   By:  /s/ R. James Macaleer
                        -----------------------------
                        R. James Macaleer,
                        Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to a registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                              Title                        Date
----                              -----                        ----


/s/ Marvin S. Cadwell             President and Chief          January 17, 1997
----------------------------      Executive Officer
Marvin S. Cadwell
(Principal Executive Officer)


/s/ Terrence W. Kyle              Senior Vice President        January 17, 1997
----------------------------      and Chief Financial
Terrence W. Kyle                  Officer
(Principal Financial Officer)


/s/ Edward J. Grady               Controller                   January 17, 1997
----------------------------
Edward J. Grady
(Principal Accounting Officer)


/s/ R. James Macaleer             Chairman of the Board,       January 17, 1997
----------------------------      Director
R. James Macaleer


/s/ Raymond K. Denworth, Jr.      Director                     January 17, 1997
----------------------------
Raymond K. Denworth, Jr.


/s/ Frederick W. DeTurk           Director                     January 17, 1997
----------------------------
Frederick W. DeTurk


/s/ Jeffrey S. Rubin              Director                     January 17, 1997
----------------------------
Jeffrey S. Rubin


/s/ Josh S. Weston                Director                     January 17, 1997
----------------------------
Josh S. Weston


/s/ Gail Wilensky                 Director                     January 17, 1997
----------------------------
Gail Wilensky

                                 Exhibit Index


Exhibit Number     Description of Exhibit
--------------     ----------------------

4                  SMS Retirement Savings Plan (Effective as of January 1, 1995)